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                                                                    EXHIBIT 10.1






                                  July 20, 1999



Merrill W. Sherman
671 Neck Road
Tiverton, Rhode Island 02878

Re:      Amendment to Executive Employment Agreement

Dear Merrill:

         Reference is made to that certain letter agreement by and between Bank Rhode Island (the "Bank") and you dated January 30, 1998 (the "Letter Agreement") pursuant to which the Bank agreed to employ you in the position of President and Chief Executive Officer of the Bank upon the terms and conditions set forth therein. The Bank and you hereby agree that the Letter Agreement shall be amended as set forth herein.

         A. The Bank and you hereby agree that PART 3 of the Letter Agreement shall be amended in its entirety as follows:

PART 3.  CHANGE IN CONTROL

         3.1 PURPOSE. In order to allow you to consider the prospect of a Change in Control (as defined in Section 3.2) in an objective manner and in consideration of the services rendered and to be rendered by you to the Bank, the Bank is willing to provide, subject to the terms of this Letter Agreement, certain severance benefits to protect you from the consequences of a Terminating Event (as defined in Section 3.4) occurring subsequent to a Change in Control.

         3.2 CHANGE IN CONTROL. A "Change in Control" will be deemed to have occurred if: (i) the Bank effectuates a Takeover Transaction; or (ii) the Bank commences substantive negotiations with a third party with respect to a Takeover Transaction and within twelve (12) months of the commencement of such negotiations, enters into a definitive agreement with respect to a Takeover Transaction with any party with which negotiations were originally commenced; or
(iii) any election of directors of the Bank (or, if the Bank reorganizes into a holding company structure, directors of the holding company) occurs (whether by the directors then in office or by the shareholders at a meeting or by written consent) where a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the board of directors immediately preceding such election; or (iv) the Bank effectuates a complete liquidation of the Bank or a sale or disposition of all or substantially all of its assets. You understand and agree that a reorganization in which the Bank reorganizes into a holding company structure, or any similar reorganization, will not constitute a Change in Control for purposes of this agreement or for any other purpose; provided, however,



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Merrill W. Sherman
July 20, 1999
Page 2


that any such transaction may constitute a Change in Control if accomplished in connection with a Takeover Transaction.

         3.3      TAKEOVER TRANSACTION.  A "Takeover Transaction" shall mean:

                  (a) The acquisition of voting securities of the Bank by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than by the Bank or its subsidiaries or any employee benefit plan (or related trust) of the Bank or its subsidiaries, which theretofore did not beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act), securities representing 30% or more of the voting power of all outstanding shares of voting securities of the Bank, if such acquisition results in such individual, entity or group owning securities representing more than 30% of the voting power of all outstanding voting securities of the Bank; provided, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of voting securities of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of the Bank outstanding immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the outstanding voting securities of the Bank, shall not constitute a Change in Control; or

                  (b) The issuance of additional shares of common stock of the Bank in a single transaction or a series of related transactions if the individuals and entities who were the beneficial owners of the outstanding voting securities of the Bank immediately prior to such issuance do not, following such issuance, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of all then outstanding voting securities of the Bank; or

                  (c) Consummation by the Bank of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of the Bank immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of then outstanding voting securities of the corporation resulting from such a reorganization, merger or consolidation or (ii) the sale, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Bank (on a consolidated basis) to a party which is not controlled by or under common control with the Bank.

         For purposes of this Section 3.3, "voting power" means ordinary voting power for the election of directors.


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Merrill W. Sherman
July 20, 1999
Page 3


         3.4      TERMINATING EVENT.  A "Terminating Event" means either

         (a) Termination by the Bank of your employment with the Bank for any reason other than (i) your death or disability or (ii) for "Cause" (as such term is defined in Section 3.5 hereof); or

         (b) Your resignation as an employee of the Bank, other than for reasons of disability, following (i) a significant reduction in the nature or scope of your duties, responsibilities, authority and powers from the duties, responsibilities, authority and powers exercised by you immediately prior to the Change in Control; or (ii) any requirement by the Bank or of any person in control of the Bank that the location at which you perform the principal duties for the Bank be outside a radius of 50 miles from the location at which you performed such duties immediately prior to the Change in Control; or (iii) failure of the Bank to renew your employment on terms not less favorable than those existing immediately prior to such nonrenewal, other than a reduction of fringe benefits required by law or applicable to all employees generally; or
(iv) the failure of you and any successor of the Bank to mutually agree in writing for any reason, upon terms and conditions of employment with you within ninety (90) days following a Change in Control; or

         (c) Your resignation as an employee of the Bank or any successor of the Bank following a Takeover Transaction, other than for reasons of disability, and notwithstanding that you did not exercise any rights you may have had under
Section 3.4(b) to resign and receive the benefits provided under the provisions of PART 3 of this Agreement, provided that such resignation occurs during the ninety (90) day period which ends on the first anniversary of the Takeover Transaction.

         3.5 TERMINATION FOR "CAUSE" DEFINED. For purposes of this Letter Agreement, termination for Cause, as determined by the Board shall include termination by reason of any of the following:

         (a) Continuing any arrangement, holding any position or engaging in any activities that conflict with the interest of, or that interfere with your duties owed to, the Bank, after ten (10) days prior written notice by the Bank to you of the same;

         (b)      Conviction of embezzlement or other crimes against the Bank;

         (c)      Deliberate misappropriation of the Bank's funds;

         (d) Material violation of written policies of the Bank or material breach of any of your obligations under the terms of this Letter Agreement, which continues after ten (10) days prior written notice by the Bank to you of the same; and

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Merrill W. Sherman
July 20, 1999
Page 4

         (e) Refusal to perform assigned duties when such refusal is not justified or excused either by the terms of this Letter Agreement or by actions taken by the Bank in violation of this Letter Agreement; provided, however, that if you should dispute Bank's determination that it has caused you to terminate your employment, or if you assert that this act or omission was caused by actions taken by Bank in violation of this Letter Agreement, the dispute will be governed by Section
                  4.7 hereof.

         3.6 PAYMENT IN CONNECTION WITH TERMINATING EVENT. If a Terminating Event occurs within one (1) year after a Change in Control (which one year period shall be calculated from the effective date of the Takeover Transaction if the Terminating Event occurs after a Takeover Transaction), the Bank will pay to you an amount (the "Severance Payment") equal to 2.99 times the sum of (a) your annual base salary in effect at the time of the Change in Control and (b) an amount equal to the average executive cash bonus earned by you with respect to the two (2) full fiscal years immediately preceding the Change in Control, which Severance Payment shall be payable in one lump sum within 30 days of the date of termination of your employment, or if such Change in Control is governed by clause (ii) of Section 3.2 and the Terminating Event occurs prior to entering into a definitive agreement, upon the entering into of a definitive agreement by the Bank. In addition, the Bank shall continue to pay for all medical and life insurance coverage provided on the date of the Terminating Event for the twenty-four month period commencing on the effective date of the Terminating Event, you shall continue to have the use of the automobile provided to you under Section 1.4(b) of the Letter Agreement for such 24-month period and, notwithstanding any provision of any option agreement governing any Options, any Options shall be exercisable for the periods specified in Section 2.1 hereof. No Severance Payment will be made to you under PART 3 if your employment with the Bank terminates for any reason prior to a Change in Control, or if your employment with the Bank terminates after a Change in Control but such termination or resignation is not a Terminating Event. In addition, no Severance Payment will be made to you under this Letter Agreement with respect to a Terminating Event which occurs more than one year after a Change in Control (which one year period shall be calculated from the effective date of the Takeover Transaction if the Terminating Event occurs after a Takeover Transaction).

         3.7 APPLICABILITY OF CHANGE IN CONTROL PROVISIONS. (a) If there is a Change in Control while this Letter Agreement is in effect and while you remain actively employed by the Bank, the provisions of PART 3 shall apply and shall continue to apply for a one-year period following the Change in Control (which one-year period shall be calculated from the effective date of a Takeover Transaction if a Terminating Event occurs after the Takeover Transaction), and the provisions of PART 3 shall continue to apply regardless of whether this Letter Agreement is terminated until all the obligations of the Bank hereunder have been fulfilled and all benefits provided hereunder have been paid.

         (b) The provisions of PART 3 shall terminate upon the earliest of (i) the termination by the Bank of your employment for any reason prior to a Change in Control, (ii) the termination


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Merrill W. Sherman
July 20, 1999
Page 5


of your employment by the Bank after a Change in Control because of death or disability or for Cause, (iii) your resignation or termination of employment with the Bank for any reason other than Good Reason prior to a Change in Control, and (iv) your resignation or termination of employment after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3.4 of this Letter Agreement.

         3.8 EXCISE TAX EQUALIZATION PAYMENT. In the event that you become entitled to a Severance Payment or any other payment or benefit under this Letter Agreement, or under any other agreement with or plan of the Bank (in the aggregate, the "Total Payments"), and if any of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), then the Bank shall pay to you in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by you after deduction of any Excise Tax upon the Total Payments and any Federal, state and local income tax and Excise Tax upon the Gross-Up Payment provided for by this Section 3.8 (including FICA and FUTA), shall be equal to the Total Payments. Such payment shall be made by the Bank to you as soon as practical following the effective date of the Terminating Event, but in no event beyond thirty (30) days from such date.

         3.9 TAX COMPUTATION. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise
Tax:

         (a) Any other payments or benefits received or to be received by you in connection with a Change in Control of the Bank or your termination of employment (whether pursuant to the terms of this Letter Agreement or any other plan, arrangement, or agreement with the Bank, or with any person (which shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, including a "group" as defined in Section 13(d) therein) whose actions result in a Change in Control of the Bank or any person affiliated with the Bank or such persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(1) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel as supported by the Bank's independent auditors and acceptable to you, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G (b)(3) of the Code, or are otherwise not subject to the Excise Tax;

         (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of the Total Payments; or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (a) above); and

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Merrill W. Sherman
July 20, 1999
Page 6


         (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by the Bank's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

         For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the effective date of the Terminating Event, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

         3.10 SUBSEQUENT RECALCULATION. In the event the Internal Revenue Service adjusts the computation of the Bank under Section 3.9 herein so that you did not receive the greatest net benefit, the Bank shall reimburse you for the full amount necessary to make you whole, plus a market rate of interest, as determined by the Compensation Committee of the Board.

         3.11 DISPUTE RESOLUTION. If any dispute between the Bank and you as to any of the amounts to be determined under Sections 3.8 or 3.9, or the method of calculating such amounts, cannot be resolved by you and the Bank, either the Bank or you after giving three (3) days written notice to the other, may refer the dispute to a partner in the Boston, Massachusetts office of a firm of independent certified public accountants selected jointly by you and the Bank. The determination of such partner as to the amount to be determined under
Section 3.8 and 3.9 and the method of calculating such amounts shall be final and binding on both you and the Bank. The Bank shall bear the costs of any such determination.

         2. The Bank and you further agree that Section 4.7 of PART 4 of the Letter Agreement shall be amended in its entirety to read as follows:

         4.7 BINDING EFFECT. This Letter Agreement is binding upon and will enure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns. The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank to assume expressly and perform the Letter Agreement. Failure of the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of the Letter Agreement and shall entitle you to compensation from the Bank in the same amount and on the same terms as you would be entitled to hereunder following a Terminating Event, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date on which you become entitled to such compensation from the Bank. As used in the Letter Agreement, "Bank" shall mean the Bank, as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform the Letter Agreement by operation of law, or otherwise.

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Merrill W. Sherman
July 20, 1999
Page 7


         3. The Bank and you further agree that PART 4 of the Letter Agreement be amended by the addition of the following Section 4.9.

         4.9 INDEMNIFICATION. The Bank hereby covenants and agrees to indemnify you and hold you harmless fully, completely, and absolutely against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorney's fees), losses, and damages resulting from your good faith performance of your duties and obligations under the terms of the Letter Agreement.

         4. The Bank and you further agree that Section 1.10 of PART 1 of the Letter Agreement shall be amended in its entirety to read as follows:

         1.10 TERMINATION AND SURVIVAL. The provisions of PART 1 of the Letter Agreement shall terminate on the Contract Expiration Date. The provisions of
PART 2, PART 3 and PART 4, as amended hereby, shall survive the termination of
PART 1 and shall remain in full force and effect and shall continue to be enforceable in accordance with their terms notwithstanding any termination of
PART 1. The provision of PART 2, PART 3 and Section 4.1, 4.2, 4.4, 4.6, 4.8 and
4.9 of the Letter Agreement, as amended hereby, shall remain in full force and effect and shall continue to be enforceable in accordance with their terms beyond the termination of employment.

         Except as amended hereby the terms and provisions of the Letter Agreement are ratified approved and confirmed.

         If the foregoing correctly sets forth our understanding, please sign this letter and the enclosed counterpart hereof in the space below and return to the undersigned the counterpart copy that you have signed.

                                Sincerely yours,

                                BANK RHODE ISLAND

                                By:  /s/ Malcolm G. Chace
                                   ----------------------
                                   Malcolm G. Chace
                                   Chairman of the Board

The foregoing correctly sets forth our agreement.

/s/ Merrill W. Sherman
----------------------
Merrill W. Sherman

   7/21/99
--------------
Date



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                                January 30, 1998



Merrill W. Sherman
88 Williams Street
Providence, Rhode Island 02906

Dear Merrill:

         Bank Rhode Island (the "Bank") agrees to employ you in the position of President and Chief Executive Officer of the Bank upon the following terms and conditions.

PART 1.  EMPLOYMENT; DUTIES, ETC.

         1.1 RESPONSIBILITIES AND AUTHORITY. In your capacity as President and Chief Executive Officer with the Bank, you will have the duties, responsibilities, authorities and powers normally incident to such office. At all times, however, your activities and authority will be subject to supervision, control and direction by the Board of Directors of the Bank (the "Board") or by the Executive Committee of the Board, and you agree to carry out such duties and responsibilities as any of them may from time to time reasonably assign to you. You shall report from time to time or routinely, upon request, to the Board as to the current status of any of your assigned duties and responsibilities.

         1.2 COMPENSATION. Your base salary will be at the rate of $230,000 per year, payable on a bi-weekly basis, or at such higher rate as shall be determined from time to time by the Board. In addition, you will be entitled to receive payments under any incentive compensation or bonus program which the Board may establish for its employees and/or senior executives (as in effect from time to time), in such amounts as are provided by such programs, provided, however, that any incentive compensation or bonus arrangement shall provide a bonus opportunity of no less than 50% of your base salary.

         1.3 EMPLOYEE BENEFITS. As a full-time employee of the Bank, you will be eligible to participate in any and all employee benefit plans generally available to full-time employees, including non-contributory plans and, at your option, contributory plans.

         1.4 CERTAIN SPECIFIC EMPLOYEE BENEFITS.

         (a) GRANT OF STOCK OPTIONS. You will receive stock options to purchase shares of the Bank's common stock in such number and at an exercise price and such other terms as the Compensation Committee of the Board may determine, in its sole discretion. Any such options will become exercisable on a schedule no less favorable then the following: 25% on the grant date and an additional 25% on each of the first through third anniversaries of the grant date, with such vesting to accelerate on a Change in Control (as defined in Section 3.2).

         (B) AUTOMOBILE. The Bank shall provide to you an automobile for your use.

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Merrill W. Sherman
January 30, 1998
Page 9


         1.5 VACATION. You will be entitled to six weeks of vacation during each year of your employment, such vacation to be taken in accordance with the Bank's customary vacation policies and at such times and intervals as are mutually agreed upon by you and the Bank. You will be entitled to holiday time and sick leave in accordance with the then existing policies of the Bank, as in effect from time to time.

         1.6 REIMBURSEMENT OF EXPENSES. You will be reimbursed by the Bank for reasonable business expenses incurred by you incident to your employment upon presentation of appropriate vouchers, receipts, and other supporting documents required by the Bank.

         1.7 DUTY TO PERFORM SERVICES. So long as you are employed by the Bank, you agree to devote your full business and productive time, skill, and energy diligently, loyally, effectively, and to the best of your ability to the rendering of services to the Bank, and will exert your best efforts in the rendering of such services. This provision will not prohibit you from

         (a) making passive investments;

         (b) serving on the board of directors of any company, subject to the provisions of Section 4.2 below and provided that you will not render any material services with respect to the operations or affairs of any such company; or

         (c) engaging in religious, charitable or other community or non-profit activities which do not impair your ability to fulfill your duties and responsibilities to the Bank.

You agree that in the rendering of all services to the Bank and in all aspects of your employment, in connection with your duties as President and Chief Executive Officer, you will comply with all directives, policies, standards, and regulations from time to time established by the Bank or by applicable law.

         1.8 DEATH OR DISABILITY.

         (A) DEATH. In the event of your death during the term of your employment under this Letter Agreement, the Bank shall immediately pay to your designated beneficiary any salary accrued but unpaid as of the date of your death. Upon payment of the aforementioned sums, the Bank's obligations to make further salary payments shall terminate. This provision shall not be construed to negate any rights you may have to death benefits under any employee benefit or welfare plan of the Bank in which you may from time to time be a participant or under any other written agreement with the Bank which specifically provides for such benefits.

         (B) DISABILITY. In the event of your "disability" (as defined below) during the term of your employment under this Letter Agreement, the Bank shall continue to pay you your base salary (reduced by any benefits you are entitled to receive under any state or federal disability insurance program, such as Rhode Island temporary disability insurance or federal social security) for a period of one year from the date of "disability". For purposes of this Letter Agreement, "disability" shall mean a determination

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Merrill W. Sherman
January 30, 1998
Page 10


by the Board that you are unable for any reason, either physical or mental, to perform the duties required of you hereunder.

         1.9 TERM OF EMPLOYMENT. The term of your employment by the Bank under this Letter Agreement shall continue, unless sooner terminated pursuant to the provisions of this Agreement, for a period of three years from the date hereof (the "Initial Term") and shall be automatically extended for each successive one year period thereafter (each, a "Successive Term") unless either party shall have given written notice to the other of such party's election not to extend the term of this Letter Agreement within ninety (90) calendar days prior to the end of the Initial Term or any Successive Term. The last day of such term, as it may be extended from time to time, is herein sometimes referred to as the "Contract Expiration Date".

         1.10 TERMINATION AND SURVIVAL. The provisions of PART 1 of this Letter Agreement shall terminate on the Contract Expiration Date. The provisions of
PART 2, PART 3 and PART 4 shall survive the termination of PART 1 and shall remain in full force and effect and shall continue to be enforceable in accordance with their terms notwithstanding any termination of PART 1. The provisions of PART 2, PART 3 and Sections 4.1, 4.2, 4.4, 4.6 and 4.8 hereof shall remain in full force and effect and shall continue to be enforceable in accordance with their terms beyond the termination of employment.

PART 2.  SEVERANCE

         2.1 SEVERANCE BENEFIT. In the event of a termination of your employment by the Bank without Cause (as such term is defined in Section 3.5) at any time, whether before or after the Contract Expiration Date; or in the event of the expiration of the term of your employment without extension of such Contract Expiration Date; or in the event of termination of your employment by you for Good Reason, the Bank will pay to you within 30 days of the date of such termination or expiration, in lump sum, a severance payment equal to two (2) times your annual base salary then in effect (the "Severance Benefit"). In addition, the Bank shall continue to pay for all medical and life insurance coverage provided on the date of termination for the twenty-four month period commencing on the date of termination of your employment and notwithstanding any provision of any option agreement governing options to purchase common stock of the Bank granted to you ("Options"), any such Options which are exercisable by you on the date of your termination shall not terminate until the earlier of (i) the date of expiration of such Option or (ii) three (3) years after the date of termination. Any Severance Benefit paid under this Section 2.1 shall be credited against any amounts due you as a result of a Change in Control. Notwithstanding anything herein to the contrary, the Bank shall have no obligation to pay the Severance Benefit to you in the event your employment is terminated with Cause by the Bank or voluntarily by you without Good Reason.

         2.2 "GOOD REASON" DEFINED. For purposes of this Letter Agreement, "Good Reason" shall mean and include any of the following without your prior written consent:

         (i) a significant reduction in the nature or scope of your duties, responsibilities, authority and powers from the duties, responsibilities, authority and powers exercised by you on the date hereof;

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Merrill W. Sherman
January 30, 1998
Page 11


         (ii) any requirement by the Bank or any person in control of the Bank that the location at which you perform the principal duties for the Bank be outside a radius of 50 miles from the location at which you performed such duties as of the date hereof; or

         (iii) failure of the Bank to renew this Letter Agreement or enter into a new employment agreement with you on terms not less favorable than those existing immediately prior to such nonrenewal, other than a reduction of fringe benefits required by law or applicable to all employees generally, provided, however, that Good Reason shall not be deemed to have occurred unless prior to your termination of employment for Good Reason, you shall give not less than 30 days written notice to the Bank of your intent to terminate for Good Reason stating the basis of the Good Reason sufficient to permit the Bank to alleviate the basis of such Good Reason prior to termination, and the Bank has not done so within such 30 day period, and further provided, that your continuing to work in the absence of entering into a new employment agreement shall be without prejudice to your right to claim termination for Good Reason, absent written agreement between you and the Bank to the contrary.

PART 3.  CHANGE IN CONTROL

         3.1 PURPOSE. In order to allow you to consider the prospect of a Change in Control (as defined in Section 3.2) in an objective manner and in consideration of the services rendered and to be rendered by you to the Bank, the Bank is willing to provide, subject to the terms of this Letter Agreement, certain severance benefits to protect you from the consequences of a Terminating Event (as defined in Section 3.4) occurring subsequent to a Change in Control.

         3.2 CHANGE IN CONTROL. A "Change in Control" will be deemed to have occurred if: (1) the Bank effectuates a Takeover Transaction; or (2) the Bank commences substantive negotiations with a third party with respect to a Takeover Transaction if within twelve (12) months of the commencement of such negotiations, enters into a definitive agreement with respect to a Takeover Transaction with any party with which negotiations were originally commenced; or
(3) any election of directors of the Bank (or, if the Bank reorganizes into a holding company structure, directors of the holding company) (whether by the directors then in office or by the stockholders at a meeting or by written consent) where a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the board of directors immediately preceding such election; or (4) the Bank effectuates a complete liquidation of the Bank or a sale or disposition of all or substantially all of its assets. You understand and agree that a reorganization in which the Bank reorganizes into a holding company structure, or any similar reorganization, will not constitute a Change in Control for purposes of this agreement or for any other purpose; provided, however, that any such transaction may constitute a Change in Control if accomplished in connection with a Takeover Transaction.

         3.3 TAKEOVER TRANSACTION. A "Takeover Transaction" shall mean a (i) merger or consolidation of the Bank with, or an acquisition of the Bank or all or substantially all of its assets by, any other bank or corporation, other than a merger, consolidation or acquisition in which the individuals

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Merrill W. Sherman
January 30, 1998
Page 12


who were members of the Board of Directors of the Bank immediately prior to such merger or consolidation continue to constitute a majority of the Board of Directors of the surviving bank (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors of the holding company) for a period of not less than twelve (12) months following the closing of such transaction, or (ii) when any person or entity or group of persons or entities (other than any trustee or other fiduciary holding securities under an employee benefit plan of Bank) either related or acting in concert becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Bank representing more than thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Bank, other than a person who was already a 30% beneficial owner as of the date on which your employment with Bank commences.

         3.4 TERMINATING EVENT.  A "Terminating Event" means either

         (a) Termination by the Bank of your employment with the Bank for any reason other than (i) your death or disability or (ii) for "Cause" (as such term is defined in Section 3.5 hereof); or

         (b) Your resignation as an employee of the Bank, other than for reasons of disability, following (i) a significant reduction in the nature or scope of your duties, responsibilities, authority and powers from the duties, responsibilities, authority and powers exercised by you immediately prior to the Change in Control; or (ii) any requirement by the Bank or of any person in control of the Bank that the location at which you perform the principal duties for the Bank be outside a radius of 50 miles from the location at which you performed such duties immediately prior to the Change in Control; or (iii) failure of the Bank to renew your employment on terms not less favorable than those existing immediately prior to such nonrenewal, other than a reduction of fringe benefits required by law or applicable to all employees generally; or
(iv) the failure of you and any successor of the Bank to mutually agree in writing for any reason, upon terms and conditions of employment with you within ninety (90) days following a Change in Control.

         3.5 TERMINATION FOR "CAUSE" DEFINED. For purposes of this Letter Agreement, termination for Cause, as determined by the Board shall include termination by reason of any of the following:

         (a) Continuing any arrangement, holding any position or engaging in any activities that conflict with the interest of, or that interfere with your duties owed to, the Bank, after ten (10) days prior written notice by the Bank to you of the same;

         (b) Conviction of embezzlement or other crimes against the Bank;

         (c) Deliberate misappropriation of the Bank's funds;

         (d) Material violation of written policies of the Bank or material breach of any of your obligations under the terms of this Letter Agreement, which continues after ten (10) days prior written notice by the Bank to you of the same; and

Merrill W. Sherman
January 30, 1998
Page 13


         (e) Refusal to perform assigned duties when such refusal is not justified or excused either by the terms of this Letter Agreement or by actions taken by the Bank in violation of this Letter Agreement; provided, however, that if you should dispute Bank's determination that it has caused you to terminate your employment, or if you assert that this act or omission was caused by actions taken by Bank in violation of this Letter Agreement, the dispute will be governed by Section 4.7 hereof.

         3.6 PAYMENT IN CONNECTION WITH TERMINATING EVENT. If a Terminating Event occurs within one (1) year after a Change in Control (which one year period shall be calculated from the effective date of the Takeover Transaction if the Terminating Event occurs after a Takeover Transaction), the Bank will pay to you an amount (the "Severance Payment") equal to 2.99 times the sum of (a) your annual base salary in effect at the time of the Change in Control and (b) an amount equal to the average executive cash bonus paid to you with respect to the two (2) full fiscal years (or the executive cash bonus paid with respect to 1997 if the Terminating Event occurs prior to January 1, 1999) immediately preceding the Change in Control, which Severance Payment shall be payable in one lump sum within 30 days of the date of termination of your employment, or if such Change in Control is governed by clause (2) of Section 3.2 and the Terminating Event occurs prior to entering into a definitive agreement, upon the entering into of a definitive agreement by the Bank. In addition, any Options shall be exercisable for the periods specified in Section 2.1 hereof. No Severance Payment will be made to you under PART 3 if your employment with the Bank terminates for any reason prior to a Change in Control, or if your employment with the Bank terminates after a Change in Control but such termination or resignation is not a Terminating Event. In addition, no Severance Payment will be made to you under this Letter Agreement with respect to a Terminating Event which occurs more than one year after a Change in Control (which one-year period shall be calculated from the. effective date of the Takeover Transaction if the Terminating Event occurs after a Takeover Transaction).

         3.7 APPLICABILITY OF CHANGE IN CONTROL PROVISIONS. (a) If there is a Change in Control while this Letter Agreement is in effect and while you remain actively employed by the Bank, the provisions of PART 3 shall apply and shall continue to apply for a one-year period following the Change in Control (which one-year period shall be calculated from the effective date of a Takeover Transaction if a Terminating Event occurs after the Takeover Transaction), and the provisions of PART 3 shall continue to apply regardless of whether this Letter Agreement is terminated.

         (b) The provisions of PART 3 shall terminate upon the earliest of (i) the termination by the Bank of your employment for any reason prior to a Change in Control, (ii) the termination of your employment by the Bank after a Change in Control because of death or disability or for Cause, (iii) your resignation or termination of employment with the Bank for any reason other than Good Reason prior to a Change in Control, and (iv) your resignation or termination of employment after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3.4 of this Letter Agreement.

         3.8 LIMITATION ON BENEFITS. (a) It is the intention of the parties that no payments by the Bank to or for your benefit under this Letter Agreement or any other agreement or plan pursuant to which you are entitled to receive payments or benefits shall be non-deductible to the Bank by reason of

Merrill W. Sherman
January 30, 1998
Page 14


the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), relating to parachute payments. Accordingly, and notwithstanding any other provision of this Letter Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Bank, such payments shall be reduced to the maximum amount which can be deducted by the Bank. To the extent that payments exceeding such maximum deductible amount have been made to you or your beneficiary, you or your beneficiary shall refund such excess payments to the Bank with interest thereon at the Applicable Federal Rate determined under
Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Bank by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, you shall determine which method shall be followed, provided that if you fail to make such determination within forty-five
(45) days after the Bank has sent you written notice of the need for such reduction, the Bank may determine the method of such reduction in its sole discretion.

         (b) If any dispute between the Bank and you as to any of the amounts to be determined under Section 3.8(a), or the method of calculating such amounts, cannot be resolved by you and the Bank, either the Bank or you after giving three (3) days written notice to the other, may refer the dispute to a partner in the Boston, Massachusetts office of a firm of independent certified public accountants selected jointly by you and the Bank. The determination of such partner as to the amount to be determined under Section 3.8(a) and the method of calculating such amounts shall be final and binding on both you and the Bank. The Bank shall bear the costs of any such determination.

PART 4.  MISCELLANEOUS

         4.1 CONFIDENTIAL INFORMATION. Unless you first secure the Bank's consent, you will not disclose or use, at any time either during or subsequent to your employment by the Bank, except as required by your duties to the Bank, any secret or confidential information of the Bank of which you become informed during your employment, whether or not developed by you. The term "confidential information" includes, without limitation, financial information, business plans, prospects, and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of business or facilities) which have been discussed or considered by the Bank's management, but does not include any information which has become part of the public domain by means other than your non-observance of your obligations hereunder.

         4.2 NON-COMPETITION. During your employment by the Bank hereunder, and during a period of one year following the date of termination of your employment with the Bank for any reason, you will not, directly or indirectly whether as partner, consultant, agent, employee, co-venturer, greater than 2% owner, or otherwise, or through any Person (as hereafter defined),

         (a) attempt to recruit any employee of the Bank, assist in such hiring by any other Person, or encourage any such employee to terminate his or her relationship with the Bank, or

Merrill W. Sherman
January 30, 1998
Page 15


         (b) encourage any customer of the Bank to conduct with any other Person any business or activity which such customer conducts or could conduct with the Bank.

For purposes of this Section 4.2, the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

         4.3 NO CONFLICTING OBLIGATIONS. The Bank, in entering into this Letter Agreement, understands, and you hereby represent, that you are not under any obligation to any former employer or any person, firm or corporation that would prevent, limit or impair, in any way, the performance by you of your duties as an employee of the Bank.

         4.4 ETHICAL BEHAVIOR. Upon termination by the Bank of your employment for any reason, you shall act at all times in an ethical manner with regard to, and during the one-year period following the date of such termination, shall take no action which directly or indirectly has or could reasonably be expected to have the effect of terminating or otherwise adversely affecting the relationship of the Bank with any employees of, or others with business or advantageous relationships with, the Bank or any of its affiliates.

         4.5 WITHHOLDING. All payments made by the Bank under this Letter Agreement will be net of any tax or other amounts required to be withheld by the Bank under applicable law.

         4.6 LEGAL FEES. Upon submission of appropriate statements or documentation, the Bank agrees to reimburse you for reasonable legal fees actually incurred by you in connection with the negotiation, review and enforcement of the terms of this Letter Agreement, provided, however, that the Bank shall not be obligated to reimburse you for any legal fees or expenses incurred by you in connection with the Bank's enforcement of the terms of this Letter Agreement or in connection with any arbitration or litigation in which the Bank is the prevailing party.

         4.7 BINDING EFFECT. This Letter Agreement is binding upon and will enure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns.

         4.8 ARBITRATION OF DISPUTES. Any dispute, controversy or claim arising out of or relating to this Letter Agreement or the breach or performance hereof will be settled by arbitration in accordance with the laws of the State of Rhode Island by an arbitrator mutually agreed upon by you and the Bank. If an arbitrator cannot be agreed upon, you and the Bank shall each choose an arbitrator, and these two together shall select a third arbitrator. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator will be appointed by the American Arbitration Association in Providence, Rhode Island. Such arbitration will be conducted in the City of Providence in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 4.8. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

Merrill W. Sherman
January 30, 1998
Page 16


         If the foregoing correctly sets forth our understanding, please sign this letter and the enclosed counterpart hereof in the space below and return to the undersigned the counterpart copy that you have signed.

         We are happy that you are joining the management team of the Bank, and we look forward to a mutually beneficial relationship.

                                Sincerely yours,

                                BANK RHODE ISLAND


                                By: /s/ Malcolm G. Chace
                                   -----------------------
                                   Malcolm G. Chace
                                   Chairman of the Board

The foregoing correctly sets forth our agreement.

/s/ Merrill W. Sherman
----------------------
Merrill W. Sherman

   1/30/98
------------
Date